SCHEDULE FOR COMPUTATION OF PERFORMANCE DATA

                           AETNA VARIABLE ENCORE FUND




                            TOTAL RETURN CALCULATION
                     One Year Period Ended December 31, 1996



                                        n
Formula                          P (1+T) = ERV


Initial Investment                              10,000.00   =     P
Ending Redeemable Value                         10,536.92   =     ERV
One Year Period Ended 12/31/96                       1      =     n

TOTAL RETURN FOR THE PERIOD                          5.37%  =     T




                            TOTAL RETURN CALCULATION
                    Five Year Period Ended December 31, 1996

                                        n
Formula                          P (1+T) = ERV


Initial Investment                              10,000.00   =     P
Ending Redeemable Value                         12,439.01   =     ERV
Five Year Period Ended 12/31/96                      5      =     n

TOTAL RETURN FOR THE PERIOD                          4.46%  =     T


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                            TOTAL RETURN CALCULATION
                     Ten Year Period Ended December 31, 1996



                                        n
Formula                          P (1+T) = ERV


Initial Investment                              10,000.00   =     P
Ending Redeemable Value                         18,049.42   =     ERV
Ten Year Period Ended 12/31/96                      10      =     n

TOTAL RETURN FOR THE PERIOD                          6.08%  =     T